UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2008
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 745-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.
On July 24, 2008, Solar Power, Inc., a California corporation (“Solar Power”) and Solyndra Inc., a Delaware corporation (“Solyndra”) signed a First Amendment to Agreement for Sale of Photovoltaic Panels which amends an Agreement for Sale of Photovoltaic Panels, dated February 19, 2007.
The Agreement between Solar Power and Solyndra is a contract for the sale of photovoltaic panels intended for installation on large flat rooftops which are optimized for high energy density production produced by Solyndra for Solar Power. The Agreement as amended obligates Solar Power to purchase panels for an approximate total value of up to $327,400,000 over the four year term of the Agreement, with price adjustments provided in the Agreement for current market conditions. Solar Power also has an option to purchase additional panels on similar terms during the period, and obligates Solyndra to produce and deliver the panels to Solar Power during the term of the Agreement.
The Agreement is attached to this report as an Exhibit, and the terms and conditions incorporated herein. The foregoing statement is not intended to be a complete description of all terms and conditions.
Item 9.01 Financial Statements and Exhibits.
(a)	Exhibits.
10.1	Agreement for Sale of Photovoltaic Panels to Solar Power, Inc., dated February 19, 2007.

10.2	First Amendment to Agreement for Sale of Photovoltaic Panels, dated July 24, 2008.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a California Corporation

/s/ Alan M. Lefko
Dated: July 30, 2008	Alan M. Lefko
Vice President Finance and Secretary

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Exhibit Index

Exhibit No.	Exhibit Description

10.1	Agreement for Sale of Photovoltaic Panels to Solar Power, Inc., dated February 19, 2007.

10.2	First Amendment to Agreement for Sale of Photovoltaic Panels, dated July 24, 2008.

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